Exhibit 23.2

Consent Of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Cyalume Technologies Holdings, Inc.

We hereby consent to the incorporation by reference in this Registration Statement of Cyalume Technologies Holdings, Inc. on Form S-8, of our report dated March 27, 2009, relating to the consolidated financial statements of Cyalume Technologies Holdings, Inc. as of December 31, 2008 and for the year then ended.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CCR LLP
Glastonbury, Connecticut
August 24, 2009